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                                                                    Exhibit 99.1

                                        For:  Day International
                                        Group, Inc.

                                        Contact:
                                        Thomas J. Koenig
                                        Vice President & Chief
                                        Financial Officer
                                        (937) 222-5714



FOR IMMEDIATE RELEASE

       DAY INTERNATIONAL GROUP, INC. EXTENDS DEADLINE OF CASH TENDER OFFER
            FOR OUTSTANDING 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

         NEW YORK (November 21, 2005) -- Day International Group, Inc. (the "COMPANY") has extended its pending tender offer for any and all of its $115 million principal amount of 9 1/2% Senior Subordinated Notes due 2008 (CUSIP No. 239536AG0) (the "NOTES") and related consent solicitation. The tender offer and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement (the "OFFER TO PURCHASE") and the related Consent and Letter of Transmittal (the "CONSENT AND LETTER OF TRANSMITTAL"), each dated October 25, 2005.

         The expiration of the tender offer has been extended from 12:00 a.m., New York City time, on November 22, 2005 to 9:00 a.m., New York City time, on December 2, 2005 (the "EXPIRATION TIME") unless further extended by the Company. Payments in consideration for tendered Notes will be made promptly after the expiration of the tender offer and consent solicitation.

         As previously announced on October 25, 2005, if the tender offer and consent solicitation are consummated, holders of Notes who tender their Notes after November 7, 2005 (the "CONSENT PAYMENT DEADLINE") but prior to the Expiration Time, will receive $1,015.83 per $1,000 principal amount of the Notes validly tendered (the "TENDER CONSIDERATION"), or 101.583% of their par value. If the tender offer and consent solicitation are consummated, holders of Notes who tendered their Notes at or prior to the Consent Payment Deadline will receive $1,019.58 per $1,000 principal amount of the Notes validly tendered, or 101.958% of their par value.

         The tender offer and consent solicitation are being made upon the terms, and subject to the conditions, set forth in the Offer to Purchase and related Consent and Letter of Transmittal. The obligation of the Company to accept for purchase and pay for the Notes in the tender offer is conditioned on, among other things, the completion by the Company of a new financing arrangement as more fully described in the Offer to Purchase.

         Questions regarding the tender offer and consent solicitation should be directed to Goldman, Sachs & Co., the sole Dealer-Manager, at 212-357-7867 or 800-828-3182 (Attention:


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Credit Liability Management Group). Requests for assistance or additional sets of the offer materials may be directed to Global Bondholder Services Corporation, the Information Agent and Depositary for the tender offer and consent solicitation, at 866-873-6300.

         This press release shall not constitute an offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the terms of the Offer to Purchase and related Consent and Letter of Transmittal. In any jurisdiction where the laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed made on behalf of the Company by Goldman, Sachs & Co. or one or more registered brokers or dealers under the laws of such jurisdiction.

         The Company is a worldwide leader in the design, production and marketing of precision-engineered consumable products for the printing industry and a global leader in the design, production and market of consumable fiber handling products used in the yarn-spinning industry.

This material contains forward-looking statements within the meaning of the Securities Act of 1933. These are subject to certain risks and uncertainties, including those identified below, which could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. The words "believe," "anticipate," "expect," "intend," "will likely result," "will continue," and similar expressions identify forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to (i) the effect of leverage, including the limitations imposed by the Company's various debt instruments; (ii) risks related to significant operations in foreign countries, including the translation of operating results to the U.S. dollar; (iii) the timely development and market acceptance of new products; (iv) the impact of competitive products and pricing; (v) the effect of changing general and industry specific economic conditions; (vi) the impact of environmental regulations; and (vii) the potential for technology obsolescence. While made in good faith and with a reasonable basis based on information currently available to the Company's management, there is no assurance that any such forward-looking statements will be achieved or accomplished. The Company is under no obligation to update any forward-looking statements to the extent it becomes aware that they are not achieved or likely to be achieved for any reason.


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